Exhibit 99.1

AITX's RAD Books 23 ROSA Units Following Successful Florida Proof of Concept

Single Site Deployment Expands to Full Community Coverage After Exceeding Expectations

Detroit, Michigan, February 9, 2026 -- Artificial Intelligence Technology Solutions, Inc. (the "Company") (OTCID:AITX), a global leader in AI-driven security and productivity solutions, along with its wholly owned subsidiary, Robotic Assistance Devices, Inc. (RAD), announced today that it has received an expansion order for 23 ROSA™ autonomous security units through an authorized RAD channel partner. The units will be deployed across a single residential community following a successful proof of concept in which one ROSA was initially installed to monitor a community pool. After exceeding performance expectations, the deployment expanded to provide autonomous oversight across 24 swimming pool locations throughout the property.

Artist’s depiction of a RAD ROSA autonomous security unit deployed across a residential community as part of a multi-site expansion following a successful proof of concept.

This expansion reflects how authorized RAD channel partners are driving adoption through disciplined execution and repeatable outcomes. Rather than leading with scale, the partner began with a single ROSA deployment as a proof of concept, allowing the end user to validate performance in a live environment. Once expectations were exceeded, the deployment expanded naturally to full site coverage. This land and expand pattern has become increasingly consistent across RAD's channel, reinforcing partner productivity and end user confidence as deployments scale from initial validation to broader adoption.

"Expansion orders like this are exactly how autonomous security platforms scale," said Steve Reinharz, CEO/CTO and founder of AITX and RAD. "A single deployment proves the capability, but full site adoption is what drives long term value. As businesses, municipalities and communities move from testing to trusting autonomy, we see predictable expansion behavior that compounds across deployments and strengthens our recurring revenue base. This is not about one device. It is about platforms earning the right to grow."

Florida has become a focal point for adoption of autonomous security as population growth, active adult communities, and rising insurance scrutiny increase the need for consistent oversight across shared amenities. In this case, the initial ROSA deployment demonstrated reliable performance in a real-world residential environment, prompting community leadership to expand coverage across its entire portfolio of swimming pool facilities. The progression from a single location to full community deployment reflects how autonomous security platforms are being evaluated, proven, and then scaled once expectations are exceeded.

"This type of expansion reflects how our channel partners are engaging end users today," said Troy McCanna, Chief Revenue Officer and Chief Security Officer of RAD. "RAD's channel partners are not leading with volume. They are leading with performance. Once a ROSA proves itself in a live environment, expansion follows naturally. What we are seeing is disciplined land and expand execution, where partners earn trust, deliver results, and then scale deployments across entire properties."

ROSA is a multiple award-winning, compact, self-contained, portable, security and communication solution that can be installed and activated in about 15 minutes. ROSA's AI-driven security analytics include human, firearm, vehicle detection, license plate recognition, responsive digital signage and audio messaging, and complete integration with RAD's software suite notification and autonomous response library. Two-way communication is optimized for cellular, including live video from ROSA's high-resolution, full-color, always-on cameras. RAD has published seven Case Studies detailing how ROSA has helped eliminate instances of theft, trespassing and loitering at construction sites, mobile home parks, retail centers, hospital campuses, multi-family communities across the country.

RAD invites security professionals, community operators, and channel partners to experience ROSA in action at ISC West 2026. Attendees will have the opportunity to see live demonstrations, speak directly with RAD leadership and product experts, and learn how autonomous security deployments are being proven, expanded, and scaled across real world environments. Meetings may be scheduled in advance or arranged onsite throughout the show.

About Artificial Intelligence Technology Solutions, Inc. (AITX)

AITX, through its primary subsidiary, Robotic Assistance Devices, Inc. (RAD), is redefining the nearly $50 billion (US) security and guarding services industry1 through its broad lineup of innovative, AI-driven Solutions-as-a-Service business model. RAD solutions are specifically designed to provide cost savings to businesses of between 35%-80% when compared to the industry's existing and costly manned security guarding and monitoring model. RAD delivers these cost savings via a suite of stationary and mobile robotic solutions that complement, and at times, directly replace the need for human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are developed in-house.

The Company's operations and internal controls have been validated through successful completion of its SOC 2 Type 2 audit, which is a formal, independent audit that evaluates a service organization's internal controls for handling customer data and determines if the controls are not only designed properly but also operating effectively to protect customer data. This audit reinforces the Company's credibility with enterprise and government clients who require strict data protection and security compliance.

RAD is led by Steve Reinharz, CEO/CTO and founder of AITX and RAD, who brings decades of experience in the security services industry. Reinharz serves as chair of the Security Industry Association's (SIA) Autonomous Solutions Working Group and as a member of the SIA Board of Directors. The RAD team also draws on extensive expertise across the sector, including Mark Folmer, CPP, PSP, President of RAD and Chair of the ASIS International North American Regional Board of Directors, Troy McCanna, former FBI Special Agent and RAD's Chief Security Officer, and Stacy Stephens, co-founder of security robotics company Knightscope. Their combined backgrounds in security industry leadership, law enforcement, and robotics innovation reinforce RAD's ability to deliver proven, practical, and disruptive solutions to its clients.

RAD has a prospective sales pipeline of over 35 Fortune 500 companies and numerous other client opportunities. RAD expects to continue to attract new business as it converts its existing sales opportunities into deployed clients generating a recurring revenue stream. Each Fortune 500 client has the potential of making numerous reorders over time.

AITX is an innovator in the delivery of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and fuel new business ideas. Through its next-generation robotic product offerings, AITX's RAD, RAD-R, RAD-M and RAD-G companies help organizations streamline operations, increase ROI, and strengthen business. AITX technology improves the simplicity and economics of patrolling and guard services and allows experienced personnel to focus on more strategic tasks. Customers augment the capabilities of existing staff and gain higher levels of situational awareness, all at drastically reduced cost. AITX solutions are well suited for use in multiple industries such as enterprises, government, transportation, critical infrastructure, education, and healthcare. To learn more, visit www.aitx.ai, www.radsecurity.com, www.stevereinharz.com, www.raddog.ai, www.radgroup.ai, www.saramonitoring.ai, and www.radlightmyway.com, or follow Steve Reinharz on X @SteveReinharz.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

The information contained in this publication does not constitute an offer to sell or solicit an offer to buy securities of Artificial Intelligence Technology Solutions, Inc. (the "Company"). The information provided herein is believed to be accurate and reliable, however the Company makes no representations or warranties, expressed or implied, as to its accuracy or completeness. The Company has no obligation to provide the recipient with additional updated information. No information in this publication should be interpreted as any indication whatsoever of the Company's future revenues, results of operations, or stock price.

For purposes of the Company's disclosures, "Artificial Intelligence" refers to machine-based systems designed to operate with varying levels of autonomy that, for a given set of human defined objectives, can make predictions, recommendations, or decisions influencing real or virtual environments. In the context of the Company's business, Artificial Intelligence is deployed primarily within the security services and property management industries to support functions such as detection, analysis, prioritization, communication, and response related to safety, security, and operational events.

The Company delivers these capabilities principally through its SARA™ (Speaking Autonomous Responsive Agent) platform, which serves as the Company's primary agentic artificial intelligence system. SARA is designed to receive and process video, audio, and other sensor data, apply automated analysis and inference, and support actions in accordance with predefined operational objectives and human oversight.

Further note that the Company's Board of Directors oversees the Company's deployment of Artificial Intelligence.

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Doug Clemons
248-270-8273
doug.c@radsecurity.com

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1 https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/